EXHIBIT 99.1

                                  HINTO ENERGY


HINTO ENERGY, INC. ESTABLISHES ADVISORY BOARD TO FOCUS ON NEW OPPORTUNITIES

DENVER, CO--(Marketwired - April 1, 2015) - HINTO ENERGY, INC. (OTCQB: HENI), engaged in the exploration, acquisition, and development of oil and gas properties, with producing wells in Ohio, Utah and Montana, announced the establishment of an Advisory Board. Advisory Board members will assist the Company in identifying and evaluating new and existing opportunities that are coming to market due in part to the recent down turn in energy prices. The Advisory Board will augment the existing management team, providing extended industry knowledge, experience and awareness of potential opportunities.

"We welcome Lloyd Borders as the initial member of the newly established Advisory Board. Lloyd has over 30 years of energy industry experience, holding several management positions in the industry, specializing in resource related asset valuation and related acquisitions and divestures," stated George E. Harris, CEO. "We believe he will be able to assist the Company in identifying, evaluating and closing attractive transactions. Having been a trusted advisor to the executive teams at large resource companies, we are privileged to have Lloyd as a member of the Hinto team."

"I am excited to join the Hinto Advisory Board. I believe that my experience in advising and managing energy companies will enable me to assist the management of Hinto operate with improved efficiency, as well as locating and evaluating new opportunities with significant upside. I am intrigued by the opportunity to play a pivotal role in a growing company, like Hinto." said Lloyd Borders.

In addition to his role on the Hinto Advisory Board, Lloyd owns and operates Borders Realty & Investment Co., provides management advisory services for a number of energy independents and a large land equity fund, and is an associate faculty member at Collin College in Plano, Texas. He has held senior management advisory positions at Petron Resources and CDX Gas, and financial and administrative management positions with Southern Union Exploration Co., Marathon Oil affiliates TXO Production Corporation and Delhi Gas Pipeline Corporation, and the midstream operations of Koch Industries.

Hinto Energy, Inc. is involved in the acquisition, production, development and exploration of Oil and Natural Gas properties. The Company is actively seeking to acquire producing oil and natural gas properties that offer long term proven oil and natural gas reserves and that are candidates for the new technology. The Company employs state-of-the-art technology for reservoir characterization, to discover by-passed reserves, and to evaluate unexploited resources utilizing modern horizontal drilling techniques. For more information visit www.hintoenergy.com.

NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that such forward-looking statements involve risks and uncertainties, which



       5350 S. Roslyn Street, Suite 400, Greenwood Village, Colorado 80111
                     Tel: (303) 647-4842 Fax: (303) 848-8353
                               www.hintoenergy.com
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                                  HINTO ENERGY





include among others, the inherent uncertainties associated with petroleum exploration and development stage exploration companies including without limitation, other risks detailed from time to time in the Company's periodic reports filed with the Securities and Exchange Commission.

Contact Information:

Hinto Energy, Inc.
Gary Herick, Vice President - Finance
5350 S. Roslyn Street
Greenwood Village, CO 80111
(303) 647-4850









































       5350 S. Roslyn Street, Suite 400, Greenwood Village, Colorado 80111
                     Tel: (303) 647-4842 Fax: (303) 848-8353
                               www.hintoenergy.com